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Exhibit 99.1

(NYSE: KFN)

KKR Financial Corp.
Four Embarcadero Center, Suite 2050
San Francisco, California 94111
http://www.kkrfinancial.com

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

Monday, August 1, 2005, 5:30 p.m. PDT
KKR Financial Corp. Announces Second Quarter 2005 Results

SAN FRANCISCO, CA, AUGUST 1, 2005—KKR Financial Corp. (the "Company" or "KKR Financial") (NYSE: KFN) today announced its results for its fiscal year second quarter ended June 30, 2005.

Highlights of the Company's performance during the period include:

  •
  The Company completed its initial public offering on June 29, 2005, generating net proceeds of $848.9 million.

  •
  Distribution of $0.40 per common share for the second quarter of 2005, a 60.0% increase over the distribution of $0.25 per common share for the first quarter 2005 which was the Company's first distribution.

  •
  Net income for the quarter ended June 30, 2005 of $8.5 million, or $0.21 per diluted common share, a 39.3% increase over net income for the quarter ended March 31, 2005 of $6.1 million, or $0.15 per diluted common share. Net income for the six month period ended June 30, 2005, of $14.6 million or $0.36 per diluted common share. The Company was formed in July 2004 and commenced operations in August 2004, accordingly, there are no comparable prior period 2004 operating results.

  •
  REIT taxable income, a non-GAAP financial measurement, for the quarter totaled $16.9 million, or $0.41 per diluted common share. REIT taxable income for the six month period ended June 30, 2005 totaled $32.2 million, or $0.79 per diluted common share. See attached schedule for reconciliation of GAAP net income to REIT taxable income.

  •
  Securities portfolio of $5.1 billion as of June 30, 2005, a 4.1% increase compared to $4.9 billion as of March 31, 2005, and a 200.0% increase compared to $1.7 billion as of December 31, 2004.

  •
  Loan portfolio of $2.0 billion as of June 30, 2005, a 53.8% increase compared to $1.3 billion as of March 31, 2005, and a 185.7% increase compared to $0.7 billion as of December 31, 2004.

  •
  Investment portfolio weighted average amortized cost value, as a percentage of par value, of 99.82% as of June 30, 2005, compared to 99.89% as of March 31, 2005.

  •
  Closed a $275 million secured credit facility, participants include J.P. Morgan Chase Bank, N.A., Citicorp North America, Inc., and Bank of America, N.A.

  •
  Completed the ramp-up of KKR Financial CLO 2005-1, Ltd., the Company's first $1 billion collateralized loan obligation transaction.

*            *            *

        SAN FRANCISCO, CA, August 1, 2005—KKR Financial Corp. (NYSE: KFN) reported second quarter results for the quarter ended June 30, 2005.

        KKR Financial Corp. (the "Company" or "KKR Financial") reported net income for the three month and six month periods ended June 30, 2005 of $8.5 million and $14.6 million, respectively, or $0.21 and $0.36 per diluted common share, respectively. REIT taxable income, a non-GAAP financial measurement, for the three month and six month periods ended June 30, 2005 totaled $16.9 million and $32.2 million, respectively, or $0.41 and $0.79 per diluted common share, respectively. See attached schedule for reconciliation of GAAP net income to REIT taxable income. The Company was formed in July 2004, and commenced operations in August 2004; accordingly, there are no comparable prior period 2004 operating results.

        We filed our Form 10-Q for the quarterly period ended June 30, 2005, with the Securities and Exchange Commission today, August 1, 2005. We encourage you to carefully read our Form 10-Q which contains the our condensed consolidated financial statements and footnotes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations.

        We will host a dial-in recorded message reviewing our second quarter 2005 results on Tuesday, August 2, 2005, at 10:00 a.m. EDT. The recorded message can be accessed by dialing 888-203-1112 (Domestic) or 719-457-0820 (International) and entering pass code 3673314. A replay of the recorded message will be available through Tuesday, August 16, 2005. A web cast of the recorded message will be available at www.kkrfinancial.com. The web cast of the recorded call will be available through Tuesday, August 16, 2005, at 8:00 p.m. (EDT).

  Results of Operations

        We are pleased to report net income for the quarter ended June 30, 2005, of $8.5 million or $0.21 per diluted common share, a 39.3% increase over net income for the quarter ended March 31, 2005, of $6.1 million or $0.15 per diluted common share. Net income for the six month period ended June 30, 2005, totaled $14.6 million or $0.36 per diluted common share. Net income includes share-based compensation expense for the three and six month periods ended June 30, 2005, totaling $7.3 and $12.1 million, respectively, or $0.18 and $0.30 per diluted common share, respectively.

        REIT taxable income, a non-GAAP financial measurement, for the three and six month period ended June 30, 2005, totaled $16.9 million and $32.2 million respectively, or $0.41 and $0.79 per diluted common share, respectively. See attached schedule for reconciliation of GAAP net income to REIT taxable income.

  Investment Portfolio

        During the three month period ended June 30, 2005, our investment portfolio increased by 12.7% from $6.3 billion as of March 31, 2005 to $7.1 billion as of June 30, 2005. For the six month period ended June 30, 2005, our investment portfolio increased by 208.7% from $2.3 billion as of December 31, 2004. As of June 30, 2005, the aggregate estimated fair value of our investment portfolio exceeded the aggregate amortized cost of our portfolio by $5.4 million. As of June 30, 2005, the aggregate net unamortized purchase discount (i.e., aggregate purchase discounts exceed aggregate purchase premiums on our investment portfolio) related to our investment portfolio was $12.7 million and the weighted average amortized cost, as a percentage of aggregate par value, of our investment portfolio was 99.82% as of June 30, 2005, compared to 99.89% as of March 31, 2005. We have been able to successfully maintain the aggregate amortized cost value of our investment portfolio below aggregate par value due to our ability to purchase a substantial amount of our corporate and commercial real estate investments in primary market transactions at a cost of par.

        Commencing on the date we made our first investment, we have sought to position the Company so as to not be negatively impacted by an overall higher interest rate environment or in a flatter interest rate curve environment by investing in floating rate and hybrid rate investments which as of June 30, 2005, totaled 58.9% and 39.1% of our investment portfolio, respectively. Fixed rate loans and securities total 2.0% of our investment portfolio as of June 30, 2005. Equally important, our floating rate residential loans and residential adjustable rate mortgage ("ARM") securities reset monthly and substantially all of our floating rate corporate and commercial real estate loans and securities reset at least quarterly. We have also fixed our borrowings used to fund our hybrid ARM security investments using interest rate swaps and interest rate corridors which are accounted for as cash flow hedges under GAAP.

        We purchased $1.4 billion and $5.4 billion par amount of investments during the three and six month periods ended June 30, 2005, respectively. For the period from August 12, 2004 (Inception) through December 31, 2004, we purchased $2.3 billion par amount of investments. The table below summarizes our investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases
(Amounts in thousands)

	Three month period ended June 30, 2005		Six month period ended June 30, 2005		August 12, 2004 (Inception) through December 31, 2004
	Par Amount	%	Par Amount	%	Par Amount	%
	(Unaudited)
Securities:
Residential ARM Securities	$73,423	5.3%	$739,205	13.8%	$1,604,594	69.1%
Residential Hybrid ARM Securities	299,040	21.9	2,935,532	54.7	—	—
Corporate Debt Securities	106,500	7.8	218,505	4.1	24,500	1.1
Commercial Real Estate Debt Securities	—	—	10,000	0.2	12,000	0.5

Total Securities Principal Balance	478,963	35.0	3,903,242	72.8	1,641,094	70.7
Loans:
Residential Mortgage Loans	189,781	13.9	436,501	8.1	229,855	9.9
Corporate Loans	592,150	43.3	916,701	17.1	400,774	17.3
Commercial Real Estate Loans	106,750	7.8	106,750	2.0	50,000	2.1

Total Loans Principal Balance	888,681	65.0	1,459,952	27.2	680,629	29.3

Grand Total Principal Balance	$1,367,644	100.0%	$5,363,194	100.0%	$2,321,723	100.0%

        The table above excludes purchases of $8.8 million and $24.7 million of common and preferred stock during the three and six month periods ended June 30, 2005, respectively, and $31.2 million during the period from August 12, 2004 (Inception) through December 31, 2004.

  Capital

        On June 29, 2005, we completed our initial public offering of 37,500,000 shares of our common stock (the "IPO Shares"). We sold 37,471,250 shares (the "Company Shares") at a price to the public of $24.00 per share and selling stockholders sold 28,750 shares at a price to the public of $24.00 per share. The net proceeds to us from the sale of the Company Shares, after deducting the underwriting discount and estimated offering expenses, were approximately $848.9 million.

  Securitization Transactions

        On March 30, 2005, we closed KKR Financial CLO 2005-1, Ltd. ("CLO 2005-1"), a $1.0 billion collateralized loan obligation transaction that provides us with secured financing for investments consisting of corporate loans and certain other loans and securities. As of June 30, 2005, we had completed the ramp-up of CLO 2005-1 with $1.0 billion of funding and commitments. We are currently scheduled to price KKR Financial CLO 2005-2, Ltd. ("CLO 2005-2"), our second $1.0 billion collateralized loan obligation transaction, that will provide us with secured financing for investments consisting of corporate loans, certain other loans and securities, in September 2005 and we are scheduled to close CLO 2005-2 in October 2005.

  Secured Credit Facility

        During June 2005 we entered into a $275 million secured credit facility that matures on June 15, 2006, with affiliates of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as agents, joint bookrunners, arrangers and lenders under that facility. Participants in the secured credit facility include J.P. Morgan Chase Bank, N.A., Citicorp North America, Inc., and Bank of America, N.A. The secured credit facility bears interest at either (i) an alternate base rate per annum equal to the greater of (a) the prime rate in effect on such day, and (b) the federal funds effective rate in effect on such day plus 1/2 of 1% or (ii) an interest rate per annum equal to the rate of 30-day LIBOR plus 1%.

*            *            *

        KKR Financial is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

        Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company's filings with the Securities and Exchange Commission.

KKR Financial Corp.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

		Three Months Ended,
	Six Months Ended June 30, 2005
		June 30, 2005	March 31, 2005	% Change
	(in thousands, except per share amounts)
Net investment income:
Securities interest income	$69,918	$46,048	$23,870	92.9%
Loan interest income	31,360	20,739	10,621	95.3
Dividend income	1,467	933	534	74.7
Other interest income	1,197	943	254	271.3

Total investment income	103,942	68,663	35,279	94.6
Interest expense	(68,730)	(48,281)	(20,449)	136.1

Net investment income	35,212	20,382	14,830	37.4
Other income (loss):
Net realized and unrealized gain on derivatives	2,345	2,169	176	1,132.4
Net realized gain on investments	815	472	343	37.6
Other (loss) income	(463)	(782)	319	(345.1)

Total other income (loss)	2,697	1,859	838	122.8
Non-investment expenses:
Management compensation to related party	18,739	10,731	8,008	34.0
Professional services	1,185	788	397	98.5
Insurance expense	433	216	217	(0.5)
Directors expenses	351	152	199	(23.6)
General and administrative expenses	1,477	858	619	38.6

Total non-investment expenses	22,185	12,745	9,440	35.0
Income before income tax expense	15,724	9,496	6,228	52.5
Income tax expense	1,106	994	112	787.5

Net income	$14,618	$8,502	$6,116	39.0%

Net income per common share:
Basic	$0.37	$0.21	$0.15	37.6%

Diluted	$0.36	$0.21	$0.15	36.7%

Weighted-average number of common shares outstanding:
Basic	40,004	40,212	39,796	1.0%

Diluted	40,689	40,994	40,301	1.7%

Distributions per common share	$0.65	$0.40	$0.25	60.0%

KKR Financial Corp.
 RECONCILATION OF GAAP NET INCOME TO REIT TAXABLE INCOME (UNAUDITED)

	Estimated For the Three Months Ended June 30, 2005		Estimated For the Six Months Ended June 30, 2005		Estimated For the Period from August 12, 2004 (Inception) through December 31, 2004
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Reported net income (loss)	$8,502	$0.21	$14,618	$0.36	$(6,709)	$(0.17)
Interest income and expense	(21)	—	89	—	—	—
Share-based compensation	7,334	0.18	12,080	0.30	(17,651)	(0.44)
Depreciation of fixed assets	57	—	109	—	—	—
Gains (losses) on sales of assets to third parties	(81)	—	(81)	—	—	—
Tax gains (losses) on inter-company sales and transfers	133	—	4,386	0.11	—	—
Realized and unrealized derivative gains (losses)	119	—	(369)	(0.01)	543	0.01
Unrealized losses (gains) on foreign currency translations	2,344	0.06	2,536	0.06	—
Income tax expense (benefit)	994	0.02	1,106	0.03	(228)	—

Total taxable income (loss)(1)	19,381	0.47	34,474	0.85	(24,045)	(0.60)
Undistributed taxable income of domestic taxable REIT subsidiary	(2,486)	(0.06)	(2,265)	(0.06)	—	—

REIT taxable income (loss)(1)	$16,895	$0.41	$32,209	$0.79	$(24,045)	$(0.60)

Weighted-average diluted shares outstanding during the period	40,994		40,689		39,796

(1)
Total taxable income and REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income (loss) determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by us and by our domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of our domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to us. There is no requirement that our domestic taxable REIT subsidiary distribute its earnings to us. REIT taxable income, however, includes the taxable income of our foreign taxable REIT subsidiaries because we will generally be required to recognize and report their taxable income on a current basis. These non-GAAP financial measurements are important to us because we are structured as a REIT and the Internal Revenue Code requires that we pay substantially all of our taxable income in the form of distributions to our stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are critical in the determination of the amount of the minimum distributions that we must pay to our stockholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.

KKR Financial Corp.
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

				% Change June 30, 2005 from
(amounts in thousands)	June 30, 2005	March 31, 2005(1)	December 31, 2004	March 31, 2005	December 31, 2004
Assets
Cash and cash equivalents	$14,435	$53,091	$7,219	(72.8)%	100.0%
Restricted cash and cash equivalents	31,465	352,196	1,321	(91.1)	2,281.9
Securities available-for-sale	373,362	87,146	167,058	328.4	123.5
Securities available-for-sale, pledged as collateral	4,683,901	4,850,099	1,484,222	(3.4)	215.6
Loans held for investment	2,042,124	1,313,622	682,757	55.5	199.1
Derivative assets	9,899	25,423	223	(61.1)	4,339.0
Interest receivable	22,074	17,708	2,694	24.7	719.4
Principal receivable	421	511	—	(17.6)	—
Deferred tax asset	—	116	228	(100.0)	(100.0)
Other assets	2,672	1,639	1,618	63.0	65.1

Total assets	$7,180,353	$6,701,551	$2,347,340	7.1%	205.9%

Liabilities and stockholders equity
Liabilities
Borrowings:
Repurchase agreements	$4,771,756	$5,246,059	$1,558,274	(9.0)%	206.2%
CLO senior notes payable	696,448	666,021	—	4.6	—
Demand loan	40,511	36,875	27,875	9.9	45.3

Total borrowings	5,508,715	5,948,955	1,586,149	(7.4)	247.3

Accounts payable, accrued expenses and other liabilities	46,989	877	1,157	5,257.9	3,961.3
Distribution payable	16,400	10,251	—	60.0	—
Accrued interest payable	10,274	4,307	771	138.5	1,232.6
Payable to manager and related party liabilities	1,717	1,727	1,765	(0.6)	(2.7)
Income tax liability	878	—	—	—	—
Derivative liabilities	1,660	255	750	551.0	121.3

Total liabilities	5,586,633	5,966,372	1,590,592	(6.4)	251.2
Stockholders' equity
Preferred stock	—	—	—	—	—
Common stock	785	410	410	91.5	91.5
Additional paid-in-capital	1,635,721	781,741	779,740	109.2	109.8
Deferred compensation	(13,780)	(15,669)	(18,413)	(12.1)	(25.2)
Accumulated other comprehensive income (loss)	(10,264)	(20,459)	1,720	(49.8)	(1,289.5)
Accumulated deficit	(18,742)	(10,844)	(6,709)	72.8	179.4

Total stockholders' equity	1,593,720	735,179	756,748	116.8	110.6

Total liabilities and stockholders' equity	$7,180,353	$6,701,551	$2,347,340	7.1%	205.9%

(1)
The pro-forma consolidated balance sheet as of March 31, 2005 reflects the effect of the distribution declared made by the board of directors on April 5, 2005 of a $0.25 per share of common stock, which was paid on April 18, 2005 to stockholders of record as of April 5, 2005.

KKR Financial Corp.
SUMMARY FINANCIAL DATA (UNAUDITED)

Three Months Ended,
(amounts in thousands, except per share amounts)	Six Months Ended June 30, 2005
June 30, 2005	March 31, 2005	% Change
Net Income:	$14,618	$8,502	$6,116	39.0%
Diluted REIT earnings per common share	0.36	0.21	0.15	40.0
REIT Taxable Income:(1)	$32,209	$16,895	$15,314	10.3%
Diluted REIT taxable income per common share	0.79	0.41	0.38	7.9
Profitability Ratio Information:(2)
Return on equity	3.9%	4.6%	3.3%	39.4%
Return on assets	0.5%	0.5%	0.5%	—
Efficiency ratio	20.8	18.1	26.1	(30.7)
Share Information:
Common shares outstanding	78,471	78,471	41,004	91.4
Basic EPS common shares outstanding	40,004	40,212	39,796	1.0
Diluted EPS common shares outstanding	40,689	40,994	40,301	1.7
Distributions per common share	$0.65	$0.40	$0.25	60.0
Investment Portfolio Information:(3)
Residential mortgage securities	$4,767,392	$4,767,392	$4,744,421	0.5
Residential loans	649,036	649,036	478,049	35.8
Total residential	5,416,428	5,416,428	5,222,470	3.7
Corporate securities	209,708	209,708	118,974	76.3
Corporate loans	1,237,611	1,237,611	785,573	57.5
Total corporate	1,447,319	1,447,319	904,547	60.0
Commercial real estate securities	22,049	22,049	22,036	0.1
Commercial real estate loans	155,477	155,477	50,000	211.0
Total commercial real estate	177,526	177,526	72,036	146.4
Asset-backed securities	5,038	5,038	5,000	0.8
Preferred and common stocks	53,076	53,076	46,814	13.4
Total investment portfolio	7,099,386	7,099,386	6,250,867	13.6
Balance Sheet Information:
Investment portfolio	$7,099,387	$7,099,387	$6,250,867	13.6
Total assets	7,180,353	7,180,353	6,701,551	7.1
Total borrowings	5,508,715	5,508,715	5,948,955	(7.4)
Total liabilities	5,586,633	5,586,633	5,966,372	(6.4)
Stockholders' equity	1,593,720	1,593,720	735,179	116.8
Book value per common share	20.31	20.31	17.93	13.3
Leverage	3.5	x	3.5	x	8.1	x	(56.8)
Statement of Operations Information:
Investment income	$103,942	$68,663	$35,279	94.6
Other income	2,697	1,859	838	122.1
Total income	106,639	70,522	36,117	95.3
Interest expense	(68,730)	(48,281)	(20,449)	136.1
Share-based compensation expense	(12,080)	(7,334)	(4,746)	54.5
Management fees	(6,719)	(3,383)	(3,336)	1.4
Other expenses	(3,386)	(2,028)	(1,358)	49.3
Total non-investment expenses	(22,185)	(12,745)	(9,440)	35.0
Income before income tax expense	15,724	9,496	6,228	52.5
Income tax expense	(1,106)	(994)	112	787.5
Net income	14,618	8,502	6,116	39.0%

(1)
Non-GAAP financial measurement. See attached schedule for reconciliation of GAAP net income to REIT taxable income.

(2)
All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total revenue.

(3)
Carrying value (fair value for securities available-for-sale and amortized cost for loans).

KKR Financial Corp.
INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF JUNE 30, 2005 (UNAUDITED)

(amounts in thousands)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % By Estimated Fair Value
Floating Rate:
Residential ARM Loans	$649,036	$649,036	$651,619	9.2%
Residential ARM Securities	2,004,120	2,001,241	2,004,120	28.4
Corporate Loans	1,237,611	1,237,611	1,246,534	17.7
Corporate Debt Securities	111,291	112,769	111,291	1.6
Commercial Real Estate Loans	120,000	120,000	120,275	1.7
Commercial Real Estate Debt Securities	22,049	22,000	22,049	0.3

Total Floating Rate	4,144,107	4,142,657	4,155,888	58.9
Hybrid Rate:
Residential Hybrid ARM Securities	2,763,272	2,771,277	2,763,272	39.1

Total Hybrid Rate	2,763,272	2,771,277	2,763,272	39.1
Fixed Rate:
Corporate Debt Securities	103,455	103,869	103,455	1.5
Commercial Real Estate Loans	35,477	35,477	35,819	0.5

Total Fixed Rate	138,932	139,346	139,274	2.0

Total(1)	$7,046,311	$7,053,280	$7,058,434	100.0%

(1)
The table above excludes common and preferred stock with fair value of $53.1 million and an amortized cost of $52.8 million as of June 30, 2005. As of June 30, 2005, the aggregate fair value of our investment portfolio exceeded the aggregate amortized cost of our portfolio by $5.4 million. As of June 30, 2005, the aggregate net unamortized purchase discount related to our investment portfolio was $12.7 million.

(2)
The table above summarizes the carrying value, amortized cost, and fair value of our investment portfolio as of June 30, 2005, classified by interest rate type. Carrying value is the value that investments are recorded on our consolidated balance sheets and is fair value for securities and amortized cost for loans. Estimated fair set forth in the table below are as of June 30, 2005 and are based on dealer quotes and/or nationally recognized pricing services.

KKR Financial Corp.
 INVESTMENT PORTFOLIO BY RATINGS AS OF JUNE 30, 2005 (UNAUDITED)

SECURITIES

(amounts in thousands)	Residential ARM Securities	Residential Hybrid ARM Securities	Corporate Debt Securities	Commercial Real Estate Debt Securities
Aaa/AAA	$1,942,062	$2,707,903	$—	$—
Aa1/AA+ through Aa3/AA-	21,498	28,378	—	—
A1/A+ through A3/A-	15,499	17,970	—	—
Baa1/BBB+ through Baa3/BBB-	10,999	9,147	111,394	12,000
Ba1/BB+ through Ba3/BB-	4,628	3,603	5,000	10,000
B1/B+ through B3/B-	2,745	2,019	47,409	—
Caa1/CCC+ through Caa3/CCC-	—	—	23,033	—
Non-Rated	3,810	2,257	29,802	—

Total(1)(3)	$2,001,241	$2,771,277	$216,638	$22,000

LOANS

(amounts in thousands)	Residential Mortgage Loans(2)	Corporate Loans	Commercial Real Estate Loans
Aaa/AAA	$—	$—	$—
Aa1/AA+ through Aa3/AA-	—	—	—
A1/A+ through A3/A-	—	—	—
Baa1/BBB+ through Baa3/BBB-	—	—	—
Ba1/BB+ through Ba3/BB-	—	491,244	—
B1/B+ through B3/B-	—	657,077	—
Caa1/CCC+ through Caa3/CCC-	—	14,883	50,000
Non-Rated	649,036	74,407	105,477

Total(3)	$649,036	$1,237,611	$155,477

(1)
The table above excludes common and preferred stock with fair value of $53.1 million and an amortized cost of $52.8 million as of June 30, 2005. As of June 30, 2005, the aggregate fair value of our investment portfolio exceeded the aggregate amortized cost of our portfolio by $5.4 million. As of June 30, 2005, the aggregate net unamortized purchase discount related to our investment portfolio was $12.7 million.

(2)
When residential mortgage loans are securitized approximately 94% of the pool of residential mortgage loans is rated Aaa/AAA with the remaining 6% of the residential mortgage loan pool is tranched into securities rated from Aa1/AA+ through non-rated.

(3)
Amounts are amortized cost.

QuickLinks

  Exhibit 99.1
  KKR Financial Corp. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
  KKR Financial Corp. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
  KKR Financial Corp. SUMMARY FINANCIAL DATA (UNAUDITED)
  KKR Financial Corp. INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF JUNE 30, 2005 (UNAUDITED)